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                                                                  EXHIBIT 23.2




                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated February 14, 1997, in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of AFC Cable Systems, Inc. for the registration of 2,300,000 shares of its common stock.



                                            ERNST & YOUNG LLP


Providence, Rhode Island
March 19, 1997